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                                                                  EXHIBIT 10.10

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 ("Amendment No. 1"), is made as of this 1st day of June, 2000 by and between deltathree.com, Inc. a Delaware corporation (the "Company") and Shimmy Zimels ("Executive").

                                   WITNESSETH

         WHEREAS, the Company and Executive have entered into an Employment Agreement dated as of April 1, 1999 (the "Employment Agreement"); and

         WHEREAS, the Company and Employee wish to enter into this Amendment to provide, among other things, that the Executive shall serve as the Company's Chief Operating Officer from and after the date of this Amendment No. 1;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants undertaken herein, and with the intent to be legally bound hereby, the Company and Executive hereby agree to amend the Employment Agreement as follows:

1. Section 2 of the Employment Agreement shall be amended and restated in its entirety as follows:

         "(a) IN GENERAL. Executive shall be employed as the Chief Operating Officer and shall perform such duties and services, consistent with such position and his current duties and services for the Company, and as may be assigned to him from time to time by the Chief Executive Officer ("CEO") of the Company. The duties of the Executive shall include serving as an officer or director or otherwise performing services for any "Affiliate" of the Company as requested by the Company. An "Affiliate" of the Company means any entity that controls, is controlled by or is under common control with the Company. Executive shall report to the CEO."

2. Section 3(a) of the Employment Agreement shall be amended by substituting "US $200,000" for "US$170,000" in the first sentence of such Section 3(a).

3. Section 3(b) of the Employment Agreement shall be amended and restated in its entirety as follows:

         "(b) PERFORMANCE INCENTIVE PLAN. During the Employment Period, Executive shall be eligible to participate in the Company's 1999 Performance Incentive Plan. Beginning as of the date of this Amendment No. 1, the maximum bonus award under the 1999 Performance Incentive Plan shall be 35% of Executive's Base Salary. The discretionary portion of the bonus shall be determined by the Compensation Committee. If the Company shall amend or terminate the 1999 Performance Incentive Plan in a manner that would reduce the opportunity of Executive to earn

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an incentive bonus as provided herein, the Company shall provide a substitute arrangement so that Executive's total bonus opportunity as provided herein will not be materially reduced."

4. A new Section 3(d) shall be inserted and shall read as follows:

         "3(d) ADDITIONAL OPTIONS. The Company shall grant to the Executive additional options to purchase 130,000 shares of Common Stock (the "Additional Options") pursuant to the Company's 1999 Stock Incentive Plan at an exercise price per share equal to US$6.7812, the fair market value of the Common Stock on the date of grant. The Additional Options grant date shall be the date the Additional Options grant is approved by the Board of Directors or the Compensation Committee of the Board of Directors. The Additional Options shall become exercisable as set forth below, PROVIDED that Executive is employed by the Company on such date, and once exercisable shall, except as otherwise provided below, remain exercisable until the expiration of seven years from the date of grant. However, the Additional Options shall be immediately terminated upon a termination of Executive's employment by the Company for Cause (as hereinafter defined):

             Date First Exercisable             Percentage Exercisable
             ----------------------             ----------------------
December 31, 2000                               33-1/3%
December 31, 2001                               66-2/3%
December 31, 2002                               100%

         The Additional Options shall become immediately exercisable in full in the event that Executive's employment with the Company is terminated: (i) by the Company other than for Cause, (ii) by Executive for Good Reason or
(iii) by reason of the death or Disability of the Executive; PROVIDED, HOWEVER, that if Executive's employment is terminated for any reason prior to September 30, 2000, the Additional Options shall not be exercisable. The Additional Options shall expire on the seven-year anniversary of the date of grant.

         Additionally, the Additional Options shall become immediately exercisable in full upon a Change in Control. The exercisable portion of the Additional Options shall, following any termination of Executive's employment (other than for Cause), remain exercisable for the lesser of two years and the remaining term of the Additional Options."

5. Capitalized terms used in this Amendment No. 1 and not otherwise defined shall have the meanings ascribed to such terms in the Employment Agreement.

6. Except as otherwise provided herein, the Employment Agreement shall remain in full force and effect.

7. This Amendment No. 1, together with the Employment Agreement as so modified, shall be subject to amendment, modification or waiver only by a mutually signed written instrument which by its terms evidences an intention to modify or amend the provisions hereof.

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8. Any questions or other matters arising under this Amendment No. 1, whether of validity, interpretation, performance or otherwise, will therefore be governed by and construed in accordance with the laws of the State of New
York applicable to agreements made and to be wholly performed in New York, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

9. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, this Amendment No. 1 has been executed by Executive and then by the Company in New York, New York, on the dates shown below, but effective as of the date and year first above written.

Date:
     ---------------------                        -----------------------------
                                                              Executive



                                                  deltathree.com, Inc.


Date:                                             BY:
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                                                  Title:
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